Exhibit 99.1

Blucora Announces Second Quarter 2019 Results

IRVING, TX — August 7, 2019 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of tax-smart financial solutions that empower people’s goals, today announced financial results for the second quarter ended June 30, 2019.

Second Quarter Highlights and Recent Developments

•Closed acquisition of 1st Global, extending lead in tax-focused wealth management segment.
•Increased total revenue by 23% and wealth management revenue by 39% year-over-year (y/y), including addition of 1st Global since May 6 acquisition date.
•HD Vest Advisory Assets increased 12% y/y to $14.5 billion; 1st Global Advisory Assets increased 5% y/y to $11.7 billion. Total Client Assets ended quarter at $67.6 billion.
•Initiated launch of Tax Smart Investing software solution that is expected to give advisors a significant incremental edge in driving value for clients.
•Grew TaxAct revenue by 12.5% y/y for the first half of 2019, with 60% segment margin.

“Our second quarter results reflect the completion of a very strong tax season and first half in tax preparation, as well as the completion of an important acquisition in wealth management,” said John Clendening, Blucora's President and Chief Executive Officer. “Most importantly, we continue to improve our business positioning and capabilities across both businesses to ensure we are best positioned for future growth.”

Summary Financial Performance: Q2 2019
($ in millions except per share amounts)

	Q2	Q2
	2019	2018	Change
Revenue:
Wealth Management	$127.8	$92.0	39%
Tax Preparation	$65.9	$65.8	—%
Total Revenue	$193.7	$157.8	23%
Segment Income:
Wealth Management	$17.0	$13.0	31%
Tax Preparation	$41.4	$44.1	(6)%
Total Segment Income	$58.3	$57.1	2%
Unallocated Corporate Operating Expenses	$(6.2)	$(4.2)	47%
GAAP:
Operating Income	$28.0	$39.1	(28)%
Net Income Attributable to Blucora, Inc.	$31.0	$35.2	(12)%
Diluted Net Income Per Share Attributable to Blucora, Inc. (EPS)	$0.62	$0.71	(13)%
Non-GAAP*:
Adjusted EBITDA*	$52.1	$52.8	(1)%
Net Income*	$41.4	$47.7	(13)%
Diluted Net Income Per Share (EPS)*	$0.83	$0.97	(14)%
* See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Second Quarter Results vs. Prior Guidance
$ in millions	Prior Guidance	Midpoint	Actual	Difference at Midpoint
Wealth Management Revenue	$121.0 - $125.5	123.3	127.8	4.5
HD Vest	$95.5 - $98.5	97	98.8	1.8
1st Global (May 6-Jun 30)	$25.5 - $27.0	26.3	29	2.7
TaxAct Revenue	$67.5 – $68.0	67.8	65.9	-1.9
Total Revenue	$188.5 - $193.5**	191	193.7	2.7
Wealth Management Segment Income	$14.0 - $16.0	15	17	2
HD Vest Segment Income	$13.0 - $14.5	13.8	14.8	1
1st Global Segment Income	$1.0 - $1.5	1.3	2.2	0.9
TaxAct Segment Income	$39.0 - $40.0	39.5	41.4	1.9
Corporate Unallocated Operating Expenses	$7.5 - $8.0	7.8	6.2	1.6
Adjusted EBITDA*	$45.0 - $48.5**	46.8	52.1	5.3
**Prior guidance including 1st Global.

Third Quarter and Full Year 2019 Outlook
For the third quarter of 2019, the Company expects revenues to be between $142.5 million and $149.5 million, GAAP net loss attributable to Blucora, Inc. to be between $30.5 million and $35.5 million, or $0.62 to $0.72 per diluted share, Adjusted EBITDA* to be between $4.0 million and breakeven, and Non-GAAP net loss* to be between $10.0 million and $14.5 million, or $0.20 to $0.29 per diluted share.

Full Year 2019 Outlook
$ in millions	Prior Guidance	Current Outlook	Difference at Midpoint
Wealth Management Revenue	$493.0 - $511.0	$500.0 - $513.0	4.5
HD Vest	$384.5 - $395.5
1st Global (May 6-Dec. 31)	$108.5 - $115.5
TaxAct Revenue	$211.0 - $213.0	$210.0 - $211.0	(1.5)
Total Revenue	$704.0 - $724.0**	$710.0 - $724.0	3
Wealth Management Segment Income	$65.5 - $73.5	$67.0 - $73.5	0.7
HD Vest Segment Income	$56.5 - $62.5
1st Global Segment Income	$9.0 - $11.0
TaxAct Segment Income	$92.0 - $95.0	$93.0 - $94.5	0.3
Corporate Unallocated Operating Expense	$28.5 - $29.5	$28.5 - $29.5	0
Adjusted EBITDA*	$128.0 - $140.0**	$130.5 - $139.5	1
Net Income		$27.0 - $37.5
Net Income per share		$0.54 - $0.75
Non-GAAP Net Income*		$92.5 - $102.5
Non-GAAP Net Income per share*		$1.84 - $2.04

The third quarter and fiscal 2019 outlook for GAAP net income or loss attributable to Blucora assumes an estimated tax rate of approximately (3%) to (7%).

Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss second quarter results, its outlook for the full year 2019 and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at http://www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call will be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, pioneering tax-smart financial solutions that empower people’s goals. Blucora operates in two segments including wealth management, through its HD Vest and 1st Global businesses, the No. 1 and No. 2 tax-focused broker-dealers, respectively, with a combined $67 billion in total client assets as of June 30, 2019, and tax preparation, through its TaxAct business, the No. 3 tax preparation software by market share with approximately 3 million consumer and professional users. With integrated tax and wealth management, Blucora is uniquely positioned to provide better long-term outcomes for customers with holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.
Source: Blucora
Blucora Contact:
Bill Michalek (972) 870-6463
VP, Investor Relations
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers and productive financial advisors; our ability to realize all of the anticipated benefits of the acquisition of 1st Global, as well as our ability to integrate the operations of 1st Global; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios and investment behavior; political and economic conditions and changes and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our expectations concerning the benefits that may be derived from our clearing platform and investment advisory platform; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate other companies or assets that we may acquire. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as may be required by applicable law.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue:
Wealth management services revenue	$127,831	$92,015	$217,363	$184,097
Tax preparation services revenue	65,909	65,833	202,145	179,716
Total revenue	193,740	157,848	419,508	363,813
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	87,477	62,149	148,851	125,213
Tax preparation services cost of revenue	3,149	2,459	7,350	6,812
Amortization of acquired technology	—	49	—	99
Total cost of revenue (1)	90,626	64,657	156,201	132,124
Engineering and technology (1)	7,159	4,848	13,688	9,979
Sales and marketing (1)	29,256	23,791	84,828	79,044
General and administrative (1)	19,002	15,625	36,079	30,491
Acquisition and integration	9,183	—	10,980	—
Depreciation	1,315	993	2,376	2,908
Amortization of other acquired intangible assets	9,169	8,806	17,213	17,113
Restructuring (1)	—	2	—	291
Total operating expenses	165,710	118,722	321,365	271,950
Operating income	28,030	39,126	98,143	91,863
Other loss, net (2)	(5,118)	(2,759)	(9,076)	(7,987)
Income before income taxes	22,912	36,367	89,067	83,876
Income tax benefit (expense)	8,124	(907)	4,139	(2,870)
Net income	31,036	35,460	93,206	81,006
Net income attributable to noncontrolling interests	—	(222)	—	(427)
Net income attributable to Blucora, Inc.:	$31,036	$35,238	$93,206	$80,579
Net income per share attributable to Blucora, Inc.:
Basic	$0.64	$0.75	$1.93	$1.72
Diluted	$0.62	$0.71	$1.88	$1.64
Weighted average shares outstanding:
Basic	48,555	47,221	48,358	46,931
Diluted	49,822	49,434	49,681	49,049
(1) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three Months Ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Cost of revenue	$896	$271	$1,416	$527
Engineering and technology	156	202	332	412
Sales and marketing	180	702	(13)	1,218
General and administrative	2,850	2,555	4,790	4,528
Total stock-based compensation expense	$4,082	$3,730	$6,525	$6,685
(2) Other loss, net consisted of the following (in thousands):

	Three Months Ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Interest income	$(149)	$(58)	$(289)	$(98)
Interest expense	4,770	3,847	8,546	8,028
Amortization of debt issuance costs	375	284	547	487
Accretion of debt discounts	85	40	123	87
Loss on debt extinguishment	—	758	—	1,534
Other	37	(2,112)	149	(2,051)
Other loss, net	$5,118	$2,759	$9,076	$7,987

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$109,606	$84,524
Cash segregated under federal or other regulations	146	842
Accounts receivable, net of allowance	20,391	15,721
Commissions receivable	19,857	15,562
Other receivables	8,069	7,408
Prepaid expenses and other current assets, net	10,595	7,755
Total current assets	168,664	131,812
Long-term assets:
Property and equipment, net	15,090	12,389
Right-of-use assets, net	11,338	—
Goodwill, net	674,130	548,685
Other intangible assets, net	355,596	294,603
Other long-term assets	10,820	10,236
Total long-term assets	1,066,974	865,913
Total assets	$1,235,638	$997,725
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,945	$3,798
Commissions and advisory fees payable	18,810	15,199
Accrued expenses and other current liabilities	43,429	18,980
Lease liabilities	7,168	46
Deferred revenue	4,158	10,257
Current portion of long-term debt, net	919	—
Total current liabilities	82,429	48,280
Long-term liabilities:
Long-term debt, net	381,579	260,390
Deferred tax liability, net	44,840	40,394
Deferred revenue	7,635	8,581
Lease liabilities	6,911	100
Other long-term liabilities	7,012	7,440
Total long-term liabilities	447,977	316,905
Total liabilities	530,406	365,185

Redeemable noncontrolling interests	—	24,945

Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	1,575,554	1,569,725
Accumulated deficit	(870,119)	(961,689)
Accumulated other comprehensive loss	(208)	(446)
Total stockholders’ equity	705,232	607,595
Total liabilities and stockholders’ equity	$1,235,638	$997,725

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Six months ended June 30,
	2019	2018
Operating Activities:
Net income	$93,206	$81,006
Adjustments to reconcile net income to net cash from operating activities:
Stock-based compensation	6,525	6,685
Depreciation and amortization of acquired intangible assets	20,185	20,338
Reduction of right-of-use lease assets	1,977	—
Deferred income taxes	4,446	(781)
Amortization of premium on investments, net, and debt issuance costs	547	487
Accretion of debt discounts	123	87
Loss on debt extinguishment	—	1,533
Other	260	—
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(3,217)	4,096
Commissions receivable	847	2
Other receivables	(661)	3,142
Prepaid expenses and other current assets	12,258	461
Other long-term assets	(355)	(764)
Accounts payable	(2,995)	59
Commissions and advisory fees payable	(663)	(655)
Lease liabilities	(2,066)	—
Deferred revenue	(24,760)	(5,746)
Accrued expenses and other current and long-term liabilities	(8,845)	(3,393)
Net cash provided by operating activities	96,812	106,557
Investing Activities:
Business acquisition, net of cash acquired	(164,461)	—
Purchases of property and equipment	(2,938)	(2,602)
Net cash used by investing activities	(167,399)	(2,602)
Financing Activities:
Proceeds from credit facilities	121,499	—
Payments on credit facilities	—	(80,000)
Payment of redeemable noncontrolling interests	(24,945)	—
Proceeds from stock option exercises	3,320	10,386
Proceeds from issuance of stock through employee stock purchase plan	1,144	704
Tax payments from shares withheld for equity awards	(5,160)	(4,229)
Contingent consideration payments for business acquisition	(943)	(1,315)
Net cash provided (used) by financing activities	94,915	(74,454)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	58	(30)
Net increase in cash, cash equivalents, and restricted cash	24,386	29,471
Cash, cash equivalents, and restricted cash, beginning of period	85,366	62,311
Cash, cash equivalents, and restricted cash, end of period	$109,752	$91,782

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue:
Wealth Management (1)	$127,831	$92,015	$217,363	$184,097
Tax Preparation (1)	65,909	65,833	202,145	179,716
Total revenue	193,740	157,848	419,508	363,813
Operating income (loss):
Wealth Management	16,979	12,954	28,519	26,029
Tax Preparation	41,368	44,121	120,640	102,927
Corporate-level activity (2)	(30,317)	(17,949)	(51,016)	(37,093)
Total operating income	28,030	39,126	98,143	91,863
Other loss, net	(5,118)	(2,759)	(9,076)	(7,987)
Income tax benefit (expense)	8,124	(907)	4,139	(2,870)
Net income	$31,036	$35,460	$93,206	$81,006
(1) Revenues by major category within each segment are presented below (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Wealth Management:
Commission	$48,068	$40,384	$85,228	$83,254
Advisory	61,410	40,058	101,167	79,359
Asset-based	13,219	7,306	22,912	14,478
Transaction and fee	5,134	4,267	8,056	7,006
Total Wealth Management revenue	$127,831	$92,015	$217,363	$184,097
Tax Preparation:
Consumer	$62,686	$63,137	$186,628	$165,049
Professional	3,223	2,696	15,517	14,667
Total Tax Preparation revenue	$65,909	$65,833	$202,145	$179,716
(2) Corporate-level activity included the following (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Operating expenses	$(6,221)	$(4,238)	$(13,326)	$(9,779)
Stock-based compensation	(4,082)	(3,730)	(6,525)	(6,685)
Acquisition-related costs	(9,183)	—	(10,980)	—
Depreciation	(1,662)	(1,124)	(2,972)	(3,126)
Amortization of acquired intangible assets	(9,169)	(8,855)	(17,213)	(17,212)
Restructuring	—	(2)	—	(291)
Total corporate-level activity	$(30,317)	$(17,949)	$(51,016)	$(37,093)

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

(In thousands)	Three Months Ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income attributable to Blucora, Inc. (2)	$31,036	$35,238	$93,206	$80,579
Stock-based compensation	4,082	3,730	6,525	6,685
Depreciation and amortization of acquired intangible assets	10,831	9,979	20,185	20,338
Restructuring	—	2	—	291
Other loss, net (3)	5,118	2,759	9,076	7,987
Net income attributable to noncontrolling interests	—	222	—	427
Acquisition and integration costs	9,183	—	10,980	—
Income tax (benefit) expense	(8,124)	907	(4,139)	2,870
Adjusted EBITDA	$52,126	$52,837	$135,833	$119,177

Preliminary Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income attributable to Blucora, Inc. (2)	$31,036	$35,238	$93,206	$80,579
Stock-based compensation	4,082	3,730	6,525	6,685
Amortization of acquired intangible assets	9,169	8,855	17,213	17,212
Restructuring	—	2	—	291
Impact of noncontrolling interests	—	222	—	427
Acquisition and integration costs	9,183	—	10,980	—
Cash tax impact of adjustments to GAAP net income	(771)	(903)	(1,182)	(1,216)
Non-cash income tax (benefit) expense (1)	(11,317)	582	(8,166)	1,980
Non-GAAP net income	$41,382	$47,726	$118,576	$105,958
Per diluted share:
Net income attributable to Blucora, Inc.	$0.62	$0.71	$1.88	$1.64
Stock-based compensation	0.08	0.08	0.13	0.14
Amortization of acquired intangible assets	0.20	0.19	0.34	0.34
Restructuring	—	—	—	0.01
Impact of noncontrolling interests	—	0.00	0.00	0.01
Acquisition and integration costs	0.18	0.00	0.22	0.00
Cash tax impact of adjustments to GAAP net income	(0.02)	(0.02)	(0.02)	(0.02)
Non-cash income tax (benefit) expense	(0.23)	0.01	(0.16)	0.04
Non-GAAP net income per share	$0.83	$0.97	$2.39	$2.16
Weighted average shares outstanding used in computing per diluted share amounts	49,822	49,434	49,681	49,049

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2019		December 31, 2019
	Low	High	Low	High
Net income (loss) attributable to Blucora, Inc.	$(35,500)	$(30,500)	$27,000	$37,500
Stock-based compensation	4,900	4,900	16,700	16,300
Depreciation and amortization of acquired intangible assets	12,600	12,500	45,500	45,000
Other loss, net (3)	6,100	5,900	20,900	20,700
Acquisition and integration costs	6,500	6,100	22,400	22,000
Income tax (benefit) expense	1,400	1,100	(2,000)	(2,000)
Adjusted EBITDA	$(4,000)	$—	$130,500	$139,500

Preliminary Adjusted EBITDA Reconciliation for Prior Guidance Including 1st Global (1)
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	June 30, 2019		December 31, 2019
	Low	High	Low	High
Net income attributable to Blucora, Inc.	$20,100	$24,000	$33,200	$47,700
Stock-based compensation	5,400	5,100	18,700	17,900
Depreciation and amortization of acquired intangible assets	11,600	11,200	45,900	44,300
Other loss, net (3)	5,700	5,400	24,000	23,300
Income tax expense	2,200	2,800	6,200	6,800
Adjusted EBITDA	$45,000	$48,500	$128,000	$140,000

Preliminary Non-GAAP Net Income (Loss) Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands, except per share amounts)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2019		December 31, 2019
	Low	High	Low	High
Net income (loss) attributable to Blucora, Inc.	$(35,500)	$(30,500)	$27,000	$37,500
Stock-based compensation	4,900	4,900	16,700	16,300
Amortization of acquired intangible assets	9,900	9,900	37,000	37,000
Acquisition and integration costs	6,500	6,100	22,400	22,000
Cash tax impact of adjustments to net income (loss)	(500)	(500)	(2,000)	(2,000)
Non-cash income tax benefit	200	100	(8,600)	(8,300)
Non-GAAP net income (loss)	$(14,500)	$(10,000)	$92,500	$102,500
Per diluted share:
Net income (loss) attributable to Blucora, Inc.	$(0.72)	$(0.62)	$0.54	$0.75
Stock-based compensation	0.10	0.10	0.33	0.32
Amortization of acquired intangible assets	0.20	0.20	0.73	0.74
Acquisition and integration costs	0.13	0.12	0.44	0.44
Cash tax impact of adjustments to net income (loss)	(0.01)	(0.01)	(0.04)	(0.04)
Non-cash income tax benefit	0.01	0.01	(0.16)	(0.17)
Non-GAAP net income per share	$(0.29)	$(0.20)	$1.84	$2.04
Weighted average shares outstanding used in computing per diluted share amounts	49,300	49,200	50,400	50,200

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA as net income attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, restructuring, other loss, net, the impact of noncontrolling interests, acquisition and integration costs and income tax (benefit) expense. Restructuring costs relate to the relocation of our corporate headquarters that were completed in 2018. Acquisition and integration costs relate to the acquisition of 1st Global.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define non-GAAP net income as net income attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, restructuring costs (described further under Adjusted EBITDA above), the impact of noncontrolling interests, acquisition and integration costs, the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024. The aforementioned items are only included in non-GAAP net income in the periods they occurred.
We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income and non-GAAP net income per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income and net income per share. Other companies may calculate non-GAAP net income and non-GAAP net income per share differently, and, therefore, our non-GAAP net income and non-GAAP net income per share may not be comparable to similarly titled measures of other companies.
(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, and gain/loss on debt extinguishment.